Exhibit 99.2

DQE Enterprises, Inc. and Subsidiaries

Consolidating Statements of Income

Year Ended December 31, 2002

	Allegheny Development Corporation	Duquense Enterprises	On Demand	Property Venture Ltd.	JLK	DQE Enterprise Ventures, Inc.	Eliminations	DQE Enterprises Consolidated
Other Revenues	$—	$7,500	$—	$—	$—	$—	$—	$7,500
Dividends	—	530,788	—	—	—	—	—	530,788
On Demand Energy Revenue	—	—	948,206	—	—	—	—	948,206

Total Revenues	—	538,288	948,206	—	—	—	—	1,486,495
Salaries	—	98,058	70,850	—	—	3,000	—	171,908
Depreciation & Amortization	—	52,862	91,671	5,109	—	—	—	149,641
Employee Expenses	—	9,050	3,605	—	—	—	—	12,655
Office Supplies And Expenses	—	9,873	2,637	—	—	—	—	12,510
Payroll Fringes And Taxes	—	(37,468)	(67,885)	—	—	313	—	(105,040)
Rent Expense	—	26,048	1,953	—	—	2,000	—	30,001
Telephone Expense	—	6,919	1,309	—	—	—	—	8,228
Office Equipment Leases	—	13,428	—	—	—	—	—	13,428
Insurance Expense	—	(3,484)	—	861	—	—	—	(2,623)
Miscellaneous Expense	—	19,804	(52,288)	—	—	—	—	(32,485)
DLC-Legal Services	—	16	—	—	—	—	—	16
Advertising & Promotion	—	—	628	—	—	—	—	628
Outside Accounting Services	—	420	—	—	—	—	—	420
Outside Legal Services	—	174,698	26,185	3,932	—	—	—	204,815
Other Outside Services	—	(12,660)	96,341	—	—	8,771	—	92,453
State Capital Stock Tax	64,578	36,515	1,248	180,874	—	50	—	283,265
Property Tax	—	—	—	635	—	—	—	635
Pgh Business Privilege Tax	—	—	17,798	—	—	—	—	17,798
On Demand Energy Oper Expenses	—	—	1,292,919	—	—	—	—	1,292,919

Total Operating Expense	64,578	394,079	1,486,970	191,410	—	14,134	—	2,151,172
Total Operating Income	(64,578)	144,209	(538,764)	(191,410)	—	(14,134)	—	(664,677)
Interest Earned	317,216	53,262	58,793	1,279,116	—	32,103	(1,611,424)	129,066
Other Income	24,601	(12,267,998)	(123,419)	377,876	(356,199)	(6,608,556)	—	(18,953,695)

Total Other Income	341,817	(12,214,735)	(64,626)	1,656,991	(356,199)	(6,576,453)	(1,611,424)	(18,824,629)
Interest Expense	(70,975)	1,637,493	39,312	2,092	18	—	(1,611,424)	(3,484)

Net Income Before Tax	348,214	(13,708,019)	(642,702)	1,463,489	(356,217)	(6,590,587)	0	(19,485,822)
Federal Income Taxes	109,700	(701,047)	(224,946)	461,050	(124,682)	6,289	—	(473,636)
State Income Taxes	33,043	(216,556)	—	146,203	—	—	—	(37,310)

Net Income After Tax	$205,471	$(12,790,416)	$(417,756)	$856,236	$(231,535)	$(6,596,876)	$0	$(18,974,876)

Exhibit 99.2 (cont’d)

DQE Enterprises, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2002

	Allegheny Development Corporation	Duquense Enterprises	On Demand	Property Venture Ltd.	JLK	DQE Enterprise Ventures, Inc.	Eliminations	DQE Enterprises Consolidated
ASSETS
Cash	$—	$28,203	$66,038	$—	$—	$10,913	$1	$105,155
Temporary Investments	—	—	—	—	—	14,035	—	14,035

Total Cash	—	28,203	66,038	—	—	24,948	1	119,190
Accts Receivable-DLC	—	9,317	—	900	—	—	—	10,217
Accts Receivable-ADC	—	414,243	—	—	—	—	(414,243)	—
Accts Receivable-PVL	23,001	7,846,147	—	—	—	—	(7,869,148)	—
Accts Receivable-Keystone	—	(190,554)	—	—	—	—	190,554	—
Accts Receivable-DQE	34	804,598	424,819	—	—	—	—	1,229,451
Accts Receivable-Monitor.Com	—	156,374	—	—	—	—	—	156,374
Accts Receivable-JLK Tech	13,799	531,453	—	—	—	—	(545,252)	—
Accts Receivable-On Demand Ene	—	(282,918)	—	—	—	—	282,918	—
Advances Receivable-PVL	92,912	—	—	—	—	—	(92,912)	—
Advances Receivable-DE	(6,908,458)	—	(724,088)	57,174,168	1,048,970	450,000	(51,040,592)	—
Accts Receivable-DQE Comm	—	(18,269)	—	—	—	—	—	(18,269)
Advances Receivable-Keystone	—	82,704	—	—	—	—	(82,704)	—
Accounts Receivable-Ventures	—	211,743	—	—	—	—	(211,743)	—
Accts Receivable-Other	—	52,785	175,176	—	—	11	47,176	275,148
Interest Receivable	—	—	2,137	—	—	—	—	2,137
Notes Receivable-Zbihley	—	—	256,507	—	—	—	—	256,507

Total Receivables	(6,778,712)	9,617,623	134,551	57,175,068	1,048,970	450,011	(59,735,946)	1,911,565
Deferred Federal Income Taxes	—	2,578,868	—	—	—	—	—	2,578,868
Deferred State Income Taxes	—	817,511	—	—	—	—	—	817,511

Total Other Current Assets	—	3,396,379	—	—	—	—	—	3,396,379

Total Current Assets	(6,778,712)	13,042,205	200,589	57,175,068	1,048,970	474,959	(59,735,945)	5,427,134
Office Furniture & Equipment	—	221,382	239,064	91,952	—	—	—	552,398
Acc Deprec-Off Furn & Equip	—	(213,205)	(239,064)	(91,952)	—	—	—	(544,221)

Office Furniture & Equipment, net	—	8,177	—	—	—	—	—	8,177
Deferred Debits	(13,738)	(6,409)	—	—	—	—	(17,240)	(37,387)
Deferred Federal Income Taxes	—	13,046,579	—	—	—	—	—	13,046,579
Deferred State Income Taxes	—	67,492	—	—	—	—	—	67,492

Total Deferred Assets	(13,738)	13,107,662	—	—	—	—	(17,240)	13,076,684
Investments	—	60,868,542	—	—	—	2,109,697	(60,866,657)	2,111,582
Lease Payment Receivable	—	—	519,117	—	—	—	—	519,117

Total Other Assets	—	60,868,542	519,117	—	—	2,109,697	(60,866,657)	2,630,699

Total Assets	$(6,792,450)	$87,026,585	$719,707	$57,175,068	$1,048,970	$2,584,656	$(120,619,842)	$21,142,694

Exhibit 99.2 (cont’d)

DQE Enterprises, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2002

	Allegheny Development Corporation	Duquense Enterprises	On Demand	Property Venture Ltd.	JLK	DQE Enterprise Ventures, Inc.	Eliminations	DQE Enterprises Consolidated
LIABILITIES & CAPITALIZATION
Accounts Payable-ODE	$—	$(47,176)	$—	$—	$—	$—	$47,176	$—
Accounts Payable-DLC	—	8,356	29,798	—	—	—	—	38,154
Accts Payable-DE	223,691	—	(283,637)	7,846,147	531,453	211,743	(8,529,398)	(1)
Accts Payable-Keystone	—	—	—	23,001	13,799	—	(36,800)	—
Accounts Payable-DQE	—	18,578	1,979	—	—	—	—	20,557
Accounts Payable—JLK	—	1,048,970	—	—	—	—	(1,048,970)	—
Advances Payable-ADC	—	91,542	—	92,912	—	—	(184,454)	—
Advances Payable-PVL	—	57,174,168	—	—	—	—	(57,174,168)	—
Advances Payable-DE	(6,917,297)	—	—	—	—	—	6,917,296	(1)
Advances Payable-ODE	—	(724,088)	—	—	—	—	723,369	(719)
Accounts Payable-Valu Source	—	52,500	—	—	—	—	—	52,500
Accounts Payable	—	703	(6,881)	—	—	—	—	(6,178)
Accounts Payable-Others	—	24,235	2,759	1,017	—	—	—	28,011
Accounts Payable-Checks Issued	—	(5,526)	19,317	—	—	—	—	13,791
Payroll Withholdings	—	7,912	9,992	—	—	—	—	17,904
Current Portion Of Lt Debt	—	—	26,146	—	—	—	—	26,146
Interco Advances-Ventures	—	451,050	—	—	—	—	(450,000)	1,050
Payroll Accrual	—	1,604	—	—	—	—	—	1,604

Total Short Term Payables	(6,693,606)	58,102,828	(200,527)	7,963,077	545,252	211,743	(59,735,949)	192,818
State Income Taxes Payable	(918,523)	(1,237,509)	(5,162)	110,335	91,187	(1,782)	—	(1,961,454)
Accrued Local Taxes	—	—	(1,983)	—	—	—	—	(1,983)
Accrued Capital Stock Tax	253,899	25,684	(952)	—	(30,734)	—	—	247,897
Reserve For ODE A/R	—	93,077	—	—	—	—	—	93,077

Total Other Liabilities	(664,624)	(1,118,748)	(8,097)	110,335	60,453	(1,782)	—	(1,622,463)

Total Current Liabilities	(7,358,230)	56,984,080	(208,624)	8,073,412	605,705	209,961	(59,735,949)	(1,429,645)
Other Liabilities	—	—	169,168	850,290	—	—	(97,876)	921,582
Deferred Income Taxes	646,142	326,868	47,191	(1,104,816)	(365)	(135,803)	—	(220,783)
Other Liabilities	—	—	(26,067)	—	—	—	97,876	71,809

Total Other Liabilities	646,142	326,868	190,292	(254,526)	(365)	(135,803)	—	772,608
Shareholders Equity:
Common Stock	96,001	2	45,500	1	—	—	(141,500)	4
Additional Paid In Capital	8,041,021	88,906,673	3,731,945	50,320,822	—	8,679,400	(79,886,264)	79,793,597
Retained Earnings	11,651,272	17,801,357	(2,621,650)	10,290,463	675,165	427,974	(13,041,595)	25,182,986
YTD Net Income	205,471	(12,790,416)	(417,756)	856,236	(231,535)	(6,596,876)	—	(18,974,876)
Dividends	(20,074,127)	(64,201,979)	—	(12,111,340)	—	—	32,185,467	(64,201,979)
Treasury Stock	—	—	—	—	—	—	(1)	(1)

Total Shareholder Equity	(80,362)	29,715,637	738,039	49,356,182	443,630	2,510,498	(60,883,893)	21,799,731

Total Liabilities & Capitalization	$(6,792,450)	$87,026,585	$719,707	$57,175,068	$1,048,970	$2,584,656	$(120,619,842)	$21,142,694